EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88422, 33-99196, 33-94974, 333-65799, 333-36159, 333-82418, 333-82416 and 333-140539) Form S-3 (File Nos. 333-90017, 333-76614, 333-92174 and 333-102334) and Form S-1 (File No. 333-138109) of Acorn Factor, Inc. of our report dated April 16, 2007 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Kesselman & Kesselman
Tel Aviv, Israel
April 16, 2007